Exhibit 99.1

Washington Prime Group Announces Completion of 1-for-9 Reverse Stock Split

COLUMBUS, OH – December 18, 2020 – Washington Prime Group Inc. (NYSE: WPG) today announced the completion of its previously announced 1-for-9 reverse stock split of its common stock. Every nine issued and outstanding shares of common stock have been converted into one share of common stock, effective December 22, 2020 prior to the opening of trading of the Company's common stock on the New York Stock Exchange.

The trading symbol for the Company’s common stock remains “WPG” and the new CUSIP number for the common stock following the reverse stock split is 93964W 405.

The Company has retained its transfer agent, Computershare Inc., to act as its exchange agent for the reverse stock split. Computershare will manage the exchange of pre-split shares for post-split shares. Stockholders will receive a letter of transmittal after the effective date which will provide instructions for the exchange of their shares. Stockholders holding book position shares or Direct Registration Shares will automatically receive their new shares. Brokers, banks and other nominees will be instructed to effect the reverse stock split for their beneficial holders who hold shares of WPG common stock in street name. Stockholders who hold shares of WPG common stock with a broker, bank or other nominee and who have any questions in this regard are encouraged to contact their brokers, banks or other nominees. For further information, stockholders and securities brokers should contact Computershare by telephone at 1-800-546-5141.

By the terms of the limited partnership agreement, the reverse stock split resulted in a corresponding 1-for-9 reverse split of the shares underlying the limited partnership interests of the Company’s affiliate, Washington Prime Group, L.P. The reverse stock split, at the aforementioned 1-for-9 conversion ratio, was also applied to certain outstanding derivative securities of the Company’s common shares, including, but not limited to, restricted stock units, performance share units and long-term incentive plan units. Fractional units were not redeemed in connection with this reverse stock split, but instead rounded up to the nearest whole common share. To the extent convertible, the Company’s Series H and Series I preferred shares will be adjusted to reflect the 1-for-9 conversion ratio. Please refer to the Company’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission for additional details on the reverse stock split discussed above.

About Washington Prime Group

Washington Prime Group Inc. is a retail REIT and a recognized leader in the ownership, management, acquisition and development of retail properties. The Company combines a national real estate portfolio with its expertise across the entire shopping center sector to increase cash flow through rigorous management of assets and provide new opportunities to retailers looking for growth throughout the U.S. Washington Prime Group® is a registered trademark of the Company. Learn more at www.washingtonprime.com and http://interactive.washingtonprime.com/innovation/p/1.

Contacts

Lisa A. Indest, CAO & EVP, Finance, 614.887.5844 or lisa.indest@washingtonprime.com

Kimberly A. Green, VP, Investor Relations & Corporate Communications, 614.887.5647 or kim.green@washingtonprime.com.

Forward-Looking Statements

This news release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 which represent the current expectations and beliefs of management of Washington Prime Group Inc. (“WPG”) concerning the proposed transactions, the anticipated consequences and benefits of the transactions and the targeted close date for the transactions, and other future events and their potential effects on WPG, including, but not limited to, statements relating to anticipated financial and operating results, future liquidity, the Company’s plans, objectives, expectations and intentions, cost savings and other statements, including words such as “anticipate,” “believe,” “confident,” “plan,” “estimate,” “expect,” “intend,” “will,” “should,” “may,” and other similar expressions. Such statements are based upon the current beliefs and expectations of WPG’s management, and involve known and unknown risks, uncertainties, and other factors which may cause the actual results, performance, or achievements of WPG to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, without limitation: changes in asset quality and credit risk; ability to sustain revenue and earnings growth; changes in political, economic or market conditions generally and the real estate and capital markets specifically; the impact of increased competition; the availability of capital and financing; tenant or joint venture partner(s) bankruptcies; the failure to increase store occupancy and same-store operating income; risks associated with the acquisition, disposition, (re)development, expansion, leasing and management of properties; changes in market rental rates; trends in the retail industry; relationships with anchor tenants; risks relating to joint venture properties; costs of common area maintenance; competitive market forces; the level and volatility of interest rates; the rate of revenue increases as compared to expense increases; the financial stability of tenants within the retail industry; the restrictions in current financing arrangements or the failure to comply with such arrangements; the liquidity of real estate investments; the impact of changes to tax legislation and WPG’s tax positions; losses associated with closures, failures and stoppages associated with the spread and proliferation of the coronavirus (COVID-19) pandemic; to qualify as a real estate investment trust; the failure to refinance debt at favorable terms and conditions; loss of key personnel; material changes in the dividend rates on securities or the ability to pay dividends on common shares or other securities; possible restrictions on the ability to operate or dispose of any partially-owned properties; the failure to achieve earnings/funds from operations targets or estimates; the failure to achieve projected returns or yields on (re)development and investment properties (including joint ventures); expected gains on debt extinguishment; changes in generally accepted accounting principles or interpretations thereof; terrorist activities and international hostilities; the unfavorable resolution of legal or regulatory proceedings; failure of the contemplated reverse share split to accomplish the Company’s objectives for the action and such other adverse consequences on the marketability and liquidity of the Company’s common stock; the impact of future acquisitions and divestitures; assets that may be subject to impairment charges; significant costs related to environmental issues; changes in LIBOR reporting practices or the method in which LIBOR is determined; and other risks and uncertainties, including those detailed from time to time in WPG’s statements and periodic reports filed with the Securities and Exchange Commission, including those described under “Risk Factors”. The forward-looking statements in this communication are qualified by these risk factors. Each statement speaks only as of the date of this press release and WPG undertakes no obligation to update or revise any forward-looking statements to reflect new information, subsequent events or circumstances. Actual results may differ materially from current projections, expectations, and plans, if any. Investors, potential investors and others should give careful consideration to these risks and uncertainties.

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